News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision

to Present at FTN Midwest Health Care Conference

ST. LOUIS, MISSOURI, — May 17, 2006 — TLC Vision Corporation (TSX:TLC) (NASDAQ:TLCV), North America’s premier eye care services company, announced today that Jim Wachtman, President & CEO and Steve Rasche, VP Finance & CFO, will present at the FTN Midwest Securities Corporation Health Care Conference in New York on Tuesday, June 6th at 12:45pm Eastern Time. The conference will be held at the Four Seasons Hotel, 57 East 57th Street. The presentation will review the company’s performance and refractive growth strategy.

The TLCVision management presentation will be web cast live and can be accessed under the “Web casts” link in the Investor Relations section at www.tlcv.com.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Optometric Services markets. More information about TLCVision can be found on the website at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.